EXHIBIT 3.10
                           CERTIFICATE OF AMENDMENT TO

                         CERTIFICATE OF INCORPORATION OF

                        EVCI CAREER COLLEGES INCORPORATED

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the "GCL"), EVCI Career Colleges Incorporated, a Delaware corporation (the "Corporation"), does hereby certify as follows:

      1. The Certificate of Incorporation is amended by striking paragraph "FIRST" and inserting, in lieu thereof, the following:

            "FIRST: The name of the corporation is EVCI Career Colleges Holding Corp."

      2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

      3. This Certificate of Amendment shall not become effective until August 12, 2004.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by a duly authorized officer this 6th day of August, 2004.

                                         /s/ Dr. John J. McGrath
                                         ---------------------------------------
                                         Dr. John J. McGrath
                                         Chief Executive Officer and President


State of Deleware
Secretary of State
Division of Corporation
Delivered 10:56 AM 08/09/2004
Filed 10:56 AM 08/09/2004
SRV 0405797666